UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

MIT HOLDING, INC.

(Exact name of registrant specified in charter)

Delaware	333-136791	20-3420795
(State or Other Jurisdiction	Commission File	(IRS Employer
of Incorporation)	(Number)	Identification No.)

11835 West Olympic Blvd, Suite 1235e

Los Angeles, Ca 90064

(Address of principal executive offices, including zip code)

(310) 312-6888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On December 31, 2015, the Board of Directors of MIT Holding, Inc. (the “Company”) determined that the Company’s previously issued unaudited and unreviewed consolidated financial statements contained in our September 30, 2015 Form 10-Q filed on November 25, 2015 should no longer be relied upon.

When the Company failed to footnote the change of it’s business model from owned operations to contract providers for all services commencing February 2014, the Company also failed to disclose the nature and terms of material arrangements with third party providers of services to patients contracted with providers by the Company commencing February 2014. We also failed to footnote the related accounts receivable amount, if any, from this provider at September 30, 2015 and December 31, 2014 separating the revenues recognized from this provider for all periods as opposed to direct operation revenue which was presented in the September 30, 2015 Form 10-Q.

In note I (Issuance of Common Stock) to the consolidated financials statements contained in the September 30, 2015 Form 10-Q, we failed to identify and disclose for each issuance of common stock (a) the number of shares and dollar value as well as the nature of the relationship for each specific party and (b) the method and assumptions used in the valuation and accounting for the issuances.

The Company’s senior management has discussed the matters disclosed in this Form 8-K Item 4.02 with Michael T. Studer CPA P.C. (“Studer”), the Company’s independent registered public accounting firm, which Firm has not yet completed its audits of the consolidated financial statements for the years ended December 31, 2013 and December 31, 2014. Studer has advised us that it has detected other errors reported in the unaudited and unreviewed financial statements contained in the Form 10-Q for the quarterly period ended September 30, 2015. The exact amounts of the errors and the effects on the consolidated financial statements, have not yet been determined. It is unclear whether the errors will have a significant negative impact on the Company’s financial position at September 30, 2015 and December 31, 2014 and its results of operations for the year the three and nine months ended September 30, 2015 and 2014. Studer concurs with the Company’s filing of this Form 8-K to state that such financial statements should no longer be relied on.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2016

MIT HOLDING, INC.

By:	/s/ Tommy J. Duncan
Name:	Tommy J. Duncan
Title:	President